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Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement ("Agreement") is made this 31st day of March 2010, between Macquarie Barnett, LLC, a Delaware limited liability company, whose address is One Allen Center, 500 Dallas Street, Suite 3520, Houston, Texas 77002 ("Seller"), and Kodiak Oil & Gas (USA) Inc., a Colorado corporation, whose address is 1625 Broadway, Ste. 250 Denver, CO 80202 ("Purchaser").

RECITALS

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller on the terms and conditions set forth in this Agreement certain oil and gas interests, properties and related rights.

NOW, THEREFORE, for good and valuable consideration and the covenants and agreements contained herein, Seller and Purchaser agree as follows:

I.

PURCHASE AND SALE

1.1
Effective Date and Assets:    Subject to the terms and conditions of this Agreement, Seller shall sell and Purchaser shall purchase and pay for at Closing (as defined herein), effective as of 7:00 a.m. on March 31, 2010 ("Effective Date"), all of Seller's right, title and interest in and to the following (collectively, the "Assets"):

(a)
The oil and gas leasehold interests set forth in Exhibit "A" attached hereto and made a part hereof ("Leasehold Property");

(b)
All wells and wellbores located on the Leases and described on Exhibit A (the "Wells"), together with corresponding interests in and to all personal property, equipment, fixtures and improvements located in or on, or incident or attributable to, the Leases, or used or obtained in connection with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom (collectively, the "Equipment") and,

(c)
Any easements, rights of way, permits, licenses, surface leases, use agreements, and servitudes to the extent assignable, and to the extent now being used in connection with the Leasehold Property, together with all of Seller's rights and interests in and to all pooling and unitization agreements, operating agreements, contracts and other agreements and instruments to the extent that they directly relate to the Leasehold Property; except any insurance contracts or bonds held by Seller or its parent, subsidiary or affiliated corporations for Seller's benefit; and any employment, consulting, office lease, accounting or other service contracts or agreements; and,

(d)
Subject to any restrictions on Seller's disclosure of same, the following records relating to the Leasehold Property: lease files, unit files, lease contract files, well files and geological data (but excluding all other records, including, but not limited to, corporate records, legal files, computer programs, general tax records, samples, test data and any seismic, geophysical, interpretive, proprietary or confidential data, information or documents) (collectively, the "Data").

  It is specifically agreed that Seller is not selling and Purchaser is not purchasing the following assets ("Excluded Assets"):

    (i)
    any and all interests in the Assets Seller is legally or contractually restricted from selling;

    (ii)
    all materials and equipment leased or temporarily located on the Leasehold Property, and any materials, equipment, pipelines, facilities or interests in the land owned by a purchaser and/or transporter of oil and/or gas therefrom, a lessor, or a third Person;

    (iii)
    all amounts due or payable to Seller as adjustments or refunds under any contracts affecting the Assets for all periods of time prior to the Effective Date, specifically including, without limitation, amounts recoverable from audits under operating agreements;

    (iv)
    all rights, titles, claims and interests of Seller or its Affiliates to or under any policy or agreement of insurance or indemnity, any bond, or to any insurance proceeds or awards; and any employment, consulting, office lease or accounting service contracts;

    (v)
    all claims of Seller arising from acts, omissions or events, or damages to or destruction of property, occurring prior to the Effective Date;

    (vi)
    all proceeds, benefits, refunds, settlement, income or revenue accruing and attributable to the Assets prior to the Effective Date, and any claims of Seller for refunds of or losses carried forwards with respect to taxes attributable to the Assets for any period prior to the Effective Date; and

    (vi)
    all geophysical, geological and seismic data, surveys, analysis and similar data or information, which is not specifically licensed to Purchaser under a separate geophysical data licensing agreement.

1.2
Closing:    Closing, as used herein, shall mean the date on which the Purchase Price (as defined below) is to be paid to Seller and the conveyancing instruments (as described herein) are to be delivered to Purchaser. Closing shall occur at or before 9:00 a.m. on or before March 31, 2010 at Seller's office or at such other place, date and time as may be mutually agreed upon by Seller and Purchaser.

1.3
Assumption of Obligations:    From and after the Effective Date, Purchaser shall personally assume, pay for, discharge, be responsible for, perform and comply with all duties, liabilities and obligations of Seller, express or implied, relating to the Assets, including, but not limited to, those arising from or by virtue of any lease, agreement, contract and instrument, whether recorded or unrecorded, including, but not limited to the agreements and contracts described herein or an exhibit hereto, and those arising from or by virtue of any permit, statute, rule, regulation or order of any governmental authority, together with all Assumed Liabilities (as hereinafter defined), REGARDLESS OF WHETHER ATTRIBUTABLE (IN WHOLE OR IN PART) TO THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, ENVIRONMENTAL LIABILITY, REGULATORY LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF SELLER OR ANY OTHER PERSON OR PARTY. For purposes hereof, the following terms shall have the following respective definitions:

  "Assumed Liabilities" means (1) all General Liabilities, (2) all Environmental Liabilities, (3) all Plugging and Abandonment Obligations and (4) all other liabilities and obligations assumed by Purchaser under the terms of this Agreement.

  "General Liabilities" means all obligations, duties, losses, liabilities, claims, fines, expenses, damages, costs (including attorneys fees and expenses) or penalties created by, related to, or arising out of ownership or operation of the Assets, any contractual relationship, or any applicable law, order, rule, regulation, judgment or decree of any federal, state, tribal, county or municipal governing authority having jurisdiction over the Assets or the Parties, whether Accruing before or after the Effective Date and whether attributable, in whole or in part, to actions, events or conditions existing or occurring before or after the Effective Date; excluding only those obligations, duties or liabilities for the payment of royalties, and taxes which Accrued prior to the Effective Date.

  "Environmental Laws" means any applicable laws, orders, rules, regulations, judgments or decrees of any federal, state, tribal, county or municipal governing authority having jurisdiction over any Asset or Party which relate to pollution, the protection or cleanup of the environment, or the release or disposal of deleterious substances into the environment, including but not limited to ambient air, surface water, groundwater, land surface or subsurface strata; including all such laws, orders, rules, regulations, judgments or decrees as they may be amended, varied or modified in the future.

  "Environmental Liabilities" means all obligations, duties, losses, liabilities, claims, fines, expenses, damages, costs (including attorney's fees and expenses) or penalties created by, related to, or arising out of any Environmental Law, whether Accruing before or after the Effective Date, and whether attributable, in whole or in part, to actions, events or conditions existing or occurring before or after the Effective Date.

  "Plugging and Abandonment Obligations" means all usual and normal prudent operations for the plugging, abandonment, surface, waterbottom, or seabed restoration, site clearance, and disposal of related waste materials, including NORM and asbestos, of all oil, gas, injection, water or other wells, sumps, pits, ponds, tanks, impoundments, foundations, pipelines, structures and equipment of any kind or description on the Assets, in compliance with all applicable contractual obligations and applicable rules and regulations of governmental bodies having jurisdiction over the Assets. Plugging and Abandonment Obligations do not include cleanup of polluted lands, air or water other than routine cleanup normally associated with plugging and abandonment (such cleanup obligations which are other than routine being included within the definition of Environmental Liabilities).

  "Accruing" or "Accrued" means, with respect to any obligation, duty, loss, liability, claim, fine, expense, damage, cost or penalty, the occurring or happening of any event which causes such obligation, duty, loss, liability, claim, fine, expense, damage, cost or penalty to become demandable, requirable, assertible, enforceable, due and owing, or being incurred or occurring, as the case may be.

II.

CONSIDERATION

2.1
Purchase Price:    Subject to the terms and conditions of this Agreement, Purchaser shall purchase the Assets at Closing for Seven Million Five Hundred Thousand dollars ($7,500,000) ("Purchase Price"), in cash. At Closing, Purchaser shall pay to Seller the Purchase Price by cashier's check or wire transfer of cash in United States Currency, in a manner specified by Seller in writing.

III.

TITLE EXAMINATION

3.1
Access to Title Information:    Seller has made the Data available to Purchaser at Seller's office located at Macquarie Cook Energy, 999 18th Street, Suite 2950, Denver, CO, 80202 and Macquarie One Allen Center, 500 Dallas Street, Suite 3250, Houston, TX, 77002, or such other place as deemed appropriate by Seller, for examination by Purchaser. Purchaser has completed such due diligence review of the Data as Purchaser deems necessary and appropriate prior to the execution of this Agreement and has satisfied itself with the current state of Seller's title to the Assets. Seller shall not be obligated to perform any additional title work, and any additional abstracts and title opinions will not be made current by Seller. NO WARRANTY OR REPRESENTATION OF

  ANY KIND IS MADE BY SELLER, AS TO THE INFORMATION SO SUPPLIED, AND PURCHASER AGREES THAT ANY CONCLUSIONS DRAWN THEREFROM SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT. SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, PURCHASER ASSUMES THE RISK OF ANY TITLE DEFECTS AND/OR CONFLICTING ADVERSE RIGHT(S), TITLE(S) AND/OR INTEREST(S) WHICH A RECORD TITLE CHECK AND/OR PHYSICAL INSPECTION REVEALS OR WOULD HAVE REVEALED.

IV.

ENVIRONMENTAL CONDITION

4.1
Environmental Assessment:    Prior to executing this Agreement, Purchaser and its agents have been given the right to enter upon the Assets and all buildings and improvements thereon to inspect the same and Purchaser has conducted such soil and water tests and borings, examinations, investigations and studies and has prepared and reviewed such engineering and other reports and evaluations relating to the Assets, their condition, and the presence of waste or contaminants as Purchaser has deemed necessary or appropriate.

4.2
"As Is, Where Is" Purchase:    Purchaser shall acquire the Assets in their "AS IS, WHERE IS, WITH ALL FAULTS" condition and shall assume the risks that the Assets may contain waste materials, contaminants or hazardous substances, that adverse physical conditions, including, but not limited to, the presence of waste materials, contaminants or hazardous substances or the presence of unknown abandoned oil and gas wells, water wells, pits, sumps and pipelines may not have been revealed by Purchaser's investigation, including, but not limited to, any and all Environmental Liabilities and other Assumed Liabilities. On and after the Effective Date, all responsibility and liability related to all such adverse environmental conditions, whether known or unknown, shall be transferred to and borne solely by Purchaser.

V.

[RESERVED]

VI.

REPRESENTATIONS

6.1
Existence:    Purchaser and Seller represent that they are duly organized, validly existing, and in good standing and duly qualified at Closing to carry on business in the state(s) where the Assets are located.

6.2
Authorization:    Purchaser and Seller have the corporate power to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser and Seller. This Agreement has been duly executed and delivered on behalf of Purchaser and Seller respectively, and at Closing all documents and instruments required hereunder to be executed and delivered by Purchaser and Seller shall have been fully executed and delivered.

6.3
Brokers:    Purchaser and Seller have not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees with respect to the matters provided for in this Agreement which will be the responsibility of the other party; and any such obligation or liability that may exist shall be the sole obligation of the creating party.

6.4
Further Distribution:    Purchaser is acquiring the Assets for its own account and not with the intent of making a distribution thereof within the meaning of the Security Act of 1933 and the rules and regulations pertaining to it, or a distribution thereof in violation of any applicable securities laws.

6.5
Relation to Assumed Liabilities:    No representation or warranty contained herein shall be deemed a representation or warranty by Seller which abrogates the obligations of Purchaser to investigate the Assets, and make an independent decision to purchase the Assets; and Purchaser's obligations herein with respect to the investigation of, and independent decision to purchase the Assets, are not diminished by any representations or warranties herein.

6.6
Federal Leases:    Purchaser represents and warrants that it is qualified to own federal oil and gas leases or will be so qualified at Closing.

VII.

CONDITIONS OF CLOSING

Purchaser's and Seller's obligations to consummate the transactions provided for herein are subject to the satisfaction or waiver by the other party of the following conditions:

7.1
Representations:    The representations of Purchaser and Seller contained in Article VI hereof shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

7.2
Performance:    Both Purchaser and Seller shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by them at or prior to Closing.

7.3
Pending Matters:    No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Purchaser or Seller in connection with the Assets, or seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

7.4
Governmental Bonds:    Purchaser shall have delivered to Seller either:    (i) copies of any bonds covering the Assets required under any laws, rules or regulations of any federal, state or local governmental agency having jurisdiction over the Assets issued by corporate sureties satisfactory to Seller; or (ii) a commitment by a surety company, satisfactory to Seller, to issue such bonds upon Closing, and (iii) copies of all other necessary or appropriate consents, permits, insurance, approvals, authorizations and similar items required of Purchaser to purchase, receive, own, and operate the Assets as of the Closing and to otherwise transact business in the applicable jurisdiction(s).

7.5
Consents and Waivers:    All necessary consents, permissions and approvals by third parties in connection with the sale and transfer of the Assets shall have been received prior to Closing, except those governmental consents customarily generated and received in the ordinary course of business at a post-Closing date.

VIII.

CLOSING

8.1
Closing Items:    At Closing, as defined in Section 1.2 hereof, the following shall occur:

(a)
Seller shall execute, acknowledge and deliver to Purchaser an Assignment, Conveyance and Bill of Sale for the Assets in the form attached hereto as Exhibit B (the "Assignment"), which Assignment shall be without warranty of title other than a special limited warranty of title to the Assets against all claims, liens, liabilities and encumbrances arising by, through or under Seller, but not otherwise. As appropriate, Seller shall also execute, acknowledge and deliver at

    Closing separate assignments of the Leases on officially approved federal and state forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements.

  (b)
  Seller shall deliver a certificate evidencing that it is not a "foreign person" under the Intemal Revenue Code and Seller shall deliver the original Records and Agreements to Purchaser.

  (c)
  Purchaser shall deliver to Seller either by cashier's check or wire transfer of cash as specified by Seller the Purchase Price as adjusted hereunder.

  (d)
  Purchaser shall provide Seller with executed non-foreign affidavits, and such other instruments and documents as may be reasonably requested by Seller.

Immediately after Closing, Purchaser shall notify all pertinent operators, non-operators, oil or gas purchasers, governmental agencies and royalty owners that it has purchased the Assets.

IX.

CONTINUING OBLIGATIONS

9.1
Indemnities:

(a)
Purchaser agrees to indemnify, defend and hold harmless Seller, its officers, directors, employees, agents, representatives and affiliated or parent companies (which additional parties are hereinafter collectively referred to as "Seller Agents") from and against any and all losses, liabilities, causes of action, damages, liens, penalties, fines, settlements, judgments, expenses, attorney's fees, court costs and claims (hereinafter referred to collectively as "claims") arising (i) from the breach of this Agreement by Purchaser, (ii) from the Assumed Liabilities, or (iii) on or after the Effective Date, in any way connected with, attributable to, or resulting from Purchaser's ownership or operation of, or activities on the Assets, including, but not limited to, claims for damage to property or injury or death to persons, claims for breach of duties and obligations arising under or by virtue of any lease, contract, agreement, permit, applicable statute or rule. Purchaser's obligations to indemnify, defend and hold harmless, as set forth above, shall also specifically extend to all such claims REGARDLESS OF WHETHER ATTRIBUTABLE, IN WHOLE OR IN PART TO, CLAIMS WHICH ARE KNOWN OR UNKNOWN, CLAIMS ARISING FROM THE SOLE, JOINT, CONCURRENT NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, ENVIRONMENTAL LIABILITY, PRODUCTS LIABILITY, OR OTHER FAULT OR RESPONSIBILITY OF SELLER, ITS SELLER AGENTS OR ANY OTHER PARTY OR PERSON, AND REGARDLESS WHETHER OR NOT SUCH CLAIMS AROSE PRIOR TO THE EFFECTIVE DATE OR RELATE TO CONDITIONS THAT EXISTED PRIOR TO THE EFFECTIVE DATE. In addition, and without limiting the generality of the foregoing, Purchaser shall be solely liable and responsible for the proper plugging and abandoning of all wells now located on or hereafter drilled on the Assets, and any surface restoration or environmental clean-up associated therewith, and shall indemnify, defend and hold harmless Seller and its agents from and against all claims relating to same.

(b)
Except as otherwise set forth herein and except for the Assumed Liabilities of Purchaser, Seller agrees to indemnify, defend and hold harmless, Purchaser and its agents from and against any and all claims arising from the breach of this Agreement by Seller.

(c)
Any claim for indemnity under any provision of this Agreement shall be made by written notice from the party seeking indemnification (the "Indemnified Party") to the party required to provide same (the "Indemnifying Party"), together with a written description of any third party claim against the Indemnified Party, stating the nature and basis of such claim and, if ascertainable, the amount thereof. The Indemnifying Party shall have a period of thirty

    (30) days after receipt of such notice within which to respond thereto or, in the case of a third party claim which requires a shorter time for response, then within such shorter period as specified by the Indemnified Party in such notice (the "Notice Period"). If the Indemnifying Party denies liability or fails to respond to the notice within the Notice Period, the Indemnified Party may defend or compromise the claim as it deems appropriate without prejudice to any of the Indemnified Party's rights hereunder, with no further obligation to inform the Indemnifying Party of the status of the claim and no right of the Indemnifying Party to approve or disapprove any action, taken in connection therewith by the Indemnified Party. If the Indemnifying Party accepts liability, it shall so notify the Indemnified Party within the Notice Period and elect either: (i) to undertake the defense or compromise of such third party claim with counsel selected by the Indemnifying Party and reasonably approved by the Indemnified Party, or (ii) to instruct the Indemnified Party to defend or compromise such claim. If the Indemnifying Party undertakes the defense or compromise of such third party claim, the Indemnified Party shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any third party claim shall be made without reasonable notice to the Indemnified Party and, unless such compromise or settlement includes a general release of the Indemnified Party in respect of the matter with no admission of liability on the part of the Indemnified Party and non constraints on the future conduct of its business, without the prior written approval of the Indemnified Party.

9.2
Further Assurances:    After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

9.3
Recording:    Purchaser shall, at its own cost, immediately record the Assignment(s) in the appropriate offices of the state and county in which the lands covered by the Assignment(s) are located. Purchaser shall immediately file for and obtain all requisite approvals of any federal or state governmental agencies to the Assignment(s) of the Assets. The Assignment(s) of any state or federal oil and gas leases shall be filed in the appropriate governmental offices on a form required and in compliance with the applicable rules of such governmental agencies. Purchaser shall supply Seller with a true and accurate photocopy of all the recorded and filed Assignment(s) within a reasonable period of time after their recording and filing.

9.4
Confidentiality :    Seller and Purchaser have previously executed a confidentiality agreement covering the Assets (the "Confidentiality Agreement"). Until completion of the Closing (and, without limitation, in the event Closing should not occur for any reason), the Confidentiality Agreement shall remain in full force and effect. If the Closing occurs, the Confidentiality Agreement shall terminate except with respect to any Licensed Data (as defined therein) for which Purchaser has not acquired a license from the owner of such data.

9.5
Agreement Regarding Certain Pending Litigation:    Macquarie Bank Limited (parent entity of Seller) previously initiated Case No. 2007-C-134 in the District Court, McKenzie County, North Dakota, against Bear Paw Energy LLC, Novus Operating Company LP, LexMac Energy LP, et al (Novus and LexMac are predecessors in interest to Seller) to assert rights to obtain payment of suspended proceeds from production of gas from the Ann No. 1 well, McKenzie County, North Dakota. The lawsuit is pending and has not been resolved. Bear Paw continues to suspend and hold revenue from gas sold from the Ann #1 well prior to the Effective Date and asserts a claim against Seller, as successor to LexMac and Novus, for certain amounts owed to Bear Paw for a "pipeline connection fee" for the Ann #1 well in connection with labor and materials costs for installation of a gas flowline consisting of 847.6 feet of 4" steel pipe plus metering facilities (the "Flowline"). Seller hereby agrees to retain all obligation and liability for, and to indemnify, defend and hold Purchaser harmless from any and all liability in connection with, the foregoing described litigation and Seller shall be entitled to keep any production proceeds or other awards granted to Seller in connection with the litigation.

X.

TAXES

10.1
Apportionment of Ad Valorem and Property Taxes:    All ad valorem taxes, real property taxes, personal property taxes and similar obligations with respect to the Assets for the tax period in which the Effective Date occurs shall be apportioned as of the Effective Date between Seller and Purchaser. That portion of such apportioned tax liability which is attributable to Seller shall be credited to Purchaser's account. Purchaser shall file or cause to be filed all required reports and returns incident to such taxes and shall pay or cause to be paid to the taxing authorities all such taxes relating to the tax period in which the Effective Date occurs. Purchaser shall supply Seller with copies of the filed reports and proof of payment promptly after filing and paying them.

10.2
Sales Taxes, Filing Fees, Etc.:    The Purchase Price and the Adjusted Purchase Price provided for herein are net of any sales taxes or other transfer taxes in connection with the sale of the Assets. Purchaser shall be liable for any sales tax or other transfer tax, as well as any applicable conveyance, transfer and recording fees and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to this Agreement. If Seller is required by applicable state law to report and pay these taxes and/or fees, Purchaser shall, upon presentment of an invoice by Seller, promptly deliver a check to Seller in full payment of the invoice. Purchaser shall defend, indemnify and hold Seller harmless with respect to the payment of any of those taxes including any interest or penalties assessed thereon.

10.3
Other Taxes:    All production, severance, excise, and other similar such taxes or fees (other than income taxes) relating to production of oil, gas and condensate attributable to the Assets prior to the Effective Date shall be paid by Seller, and all such taxes relating to such production on and after the Effective Date shall be paid by Purchaser. Purchaser shall supply Seller with copies of the filed reports and proof of payment promptly after filing and paying them.

XI.

INDEPENDENT INVESTIGATION AND DISCLAIMER

Purchaser acknowledges that it has had access to the Assets, the officers, employees and agents of Seller, and the books, records and files of Seller relating to the Assets, and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has relied solely on the basis of its own independent investigation of the Assets and upon the representations and covenants in this Agreement. Accordingly, Purchaser acknowledges that Seller has not made, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO: (a) THE CONDITION OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND ANY WARRANTY AGAINST HIDDEN VICES OR DEFECTS; (b) ANY INFRINGEMENT BY SELLER OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY; AND, (c) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO PURCHASER BY OR ON BEHALF OF SELLER, INCLUDING WITHOUT LIMITATION, THAT RELATED TO OR BEARING ON THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES, THE VALUE OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER CLOSING; provided, however, that the foregoing disclaimer and negation of representations and warranties shall not affect or impair the representations of Seller as set forth in Article VI hereof.

XII.

[RESERVED]

XIII.

MISCELLANEOUS

13.1
Governing Law:    This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas. All assignments and instruments executed in accordance with this Agreement shall be governed by and interpreted in accordance with the laws of the state where the Assets conveyed thereby are located.

13.2
Entire Agreement:    This Agreement, together with any confidentiality agreements relating to the Assets previously executed by Purchaser, constitute the entire agreement between the parties and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

13.3
Waiver:    No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

13.4
Captions:    The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

13.5
Assignment:    Neither party hereto shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

13.6
Notices:    Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery or by depositing same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested. Notices deposited in the mail in the manner hereinabove described shall be deemed to have been given and received upon the date of delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee. For purposes of notice, until receipt of written notice changing same, the addresses of the parties shall be as follows:

  Seller's Mailing Address

  One Allen Center
  500 Dallas Street, Suite 3250
  Houston, TX 77002

  Attention: Mike Sextro

  Purchasers Mailing Address:

  1625 Broadway, Suite 250
  Denver, CO 80202
  c/o Michael Murray

13.7
Waiver of Jury Trial:    SELLER AND PURCHASER DO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, AND ANY AND ALL RIGHT TO A TRIAL BY

  JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED UPON, ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.8
Limitation of Liability:    NOTWITHSTANDING ANYTHING HEREIN PROVIDED TO THE CONTRARY, SELLER AND PURCHASER DO HEREBY COVENANT AND AGREE THAT THE RECOVERY BY EITHER PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS COVENANTS, AGREEMENTS, REPRESENTATIONS, GUARANTIES, WARRANTIES, DISCLAIMERS, WAIVERS OR CONTINUING OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF SUCH BREACH, AND IN NO EVENT SHALL SUCH RECOVERY INCLUDE ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES.

13.9
Jurisdiction and Venue.    THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN HARRIS COUNTY, TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND CONSENT TO THE SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

13.10
Books and Records:    Seller shall, at or as promptly as reasonably possible after Closing, deliver the Data to Purchaser. Seller shall be entitled to keep copies of the Data made at Seller's expense.

13.11
Third Party Beneficiaries:    Neither this Agreement, nor any performance hereunder by Seller or Purchaser, shall be deemed or interpreted to create any right, claim, cause of action, or remedy on behalf of any person not a party hereto.

13.12
Expenses:    Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction, including without limitation, fees and expenses of its own legal counsel and accountants.

13.13
Severability:    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any applicable rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in a materially adverse manner with respect to either party.

13.14
Survival:    Except as otherwise specifically provided in this Agreement, all covenants, agreements, representations, guaranties, warranties, disclaimers, waivers and continuing obligations shall survive the execution of the Agreement, the Closing, and the delivery and recording of any deeds, assignments or bills of sale which convey title to the Assets from Seller to Purchaser.

13.15
Listing of Exhibits:    The Exhibits listed below are attached to this Agreement and by this reference are fully incorporated herein:

  Exhibit "A"—Description of Leasehold Interests
  Exhibit "B"—Form of Assignment

13.16
Counterparts:    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

WITNESSES:	SELLER (Dual Signatures Required for Seller):
Macquarie Barnett, LLC
	By:	/s/ PAUL B. BECK
Name: Paul B. Beck
Title: Manager
	By:	/s/ RAYMOND WEEMS
Name: Raymond Weems
Title: Manager
PURCHASER:
Kodiak Oil & Gas (USA) Inc.
	By:	/s/ LYNN A. PETERSON
Name: Lynn A. Peterson
Title: President & CEO

 EXHIBIT "A"

Attached to and made a part of the Purchase and Sale Agreement by and between Macquarie Barnett, LLC, as Seller, and
Kodiak Oil & Gas (USA) Inc., as Purchaser, dated March 31, 2010.

Description of Leasehold Interests

 EXHIBIT "B"

Attached to and made a part of the Purchase and Sale Agreement by and between Macquarie Barnett, LLC, as Seller, and
Kodiak Oil & Gas (USA) Inc., as Purchaser, dated March 31, 2010.

Form of Assignment

ASSIGNMENT OF OIL AND GAS LEASES

STATE OF NORTH DAKOTA
COUNTY OF McKENZIE

THIS ASSIGNMENT is executed and made effective this 31st day of March (the "Effective Time"), by and between:

Macquarie Barnett, LLC, a Delaware limited liability company, whose address is One Allen Center, 500 Dallas Street, Suite 3520, Houston, Texas 77002, hereinafter referred to as "Assignor," and Kodiak Oil & Gas (USA) Inc., whose address is 1625 Broadway, Ste. 250 Denver, CO 80202, hereinafter referred to as "Assignee",

W I T N E S S E T H: That,

For and in consideration of One Hundred ($100.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, subject to the other terms, conditions, reservations and limitations set forth herein, does, by these presents, bargain, sell, convey, assign, grant, transfer, set over and deliver unto Assignee all of Assignor's right, title and interest in and to the oil and gas leases (the "subject leases") set forth on Exhibit "A", attached hereto and made a part hereof, and all wells, equipment, facilities and other property and rights appurtenant thereto, insofar as the same constitute part of the Assets (as this term is defined in the Purchase and Sale Agreement, as defined below) (all the foregoing being herein collectively referred to as the "Properties").

TO HAVE AND TO HOLD the Properties unto Assignee and its successors and assigns forever.

It is agreed by Assignor and Assignee that this Assignment is subject to the following terms and conditions:

1.
This Assignment is made subject to that certain Purchase and Sale Agreement dated of even date herewith, between Assignor and Assignee ("Purchase and Sale Agreement"), and all terms and conditions of said Purchase and Sale Agreement are incorporated herein by reference to the same extent and with the same effect as if copied in full herein.

2.
THIS ASSIGNMENT IS EXECUTED WITHOUT ANY WARRANTY OF TITLE WHATSOEVER, EITHER EXPRESS OR IMPLIED, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EVEN FOR THE RETURN OF THE PURCHASE PRICE, BUT WITH FULL SUBSTITUTION AND SUBROGATION TO ALL RIGHTS AND ACTIONS OF WARRANTY AGAINST ALL FORMER OWNERS AND VENDORS. AS TO ALL EQUIPMENT, WELLS AND MOVABLE PROPERTY HEREIN CONVEYED, ASSIGNOR AND ASSIGNEE AGREE AND UNDERSTAND THAT THIS ASSIGNMENT IS MADE "AS IS, WHERE IS," WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

3.
Assignee hereby assumes all duties, liabilities and obligations, express or implied, imposed upon Assignor under the provisions of the subject leases, the subject servitudes, the subject surface leases and all other contracts, agreements and instruments affecting the Properties, whether recorded or unrecorded, and under all applicable laws, rules, regulations, orders and ordinances; and Assignee agrees to reimburse Assignor for any and all costs, expenses, losses and damages of any kind or character sustained by it as a result of any failure of Assignee to perform such obligations as more fully set forth in the Purchase and Sale Agreement, including, but not limited to the Assumed Liabilities (as defined in the Purchase and Sale Agreement).

4.
Assignee agrees that it will not assign, sublease or transfer, in whole or part, any rights acquired herein or by virtue of the above identified Purchase and Sale Agreement without requiring its assignees, sublessees, and transferees to expressly assume all obligations owed to Assignor under the terms of this assignment and the Purchase and Sale Agreement, and all such pertinent terms shall be incorporated into any and all future instruments translative of title. Any assignment, sublease or transfer executed in contravention of this provision shall be null and void.

5.
Notwithstanding Assignee's right to assign all or part of the Properties to third parties as conditioned by Paragraph 4 above, Assignee shall remain fully responsible and liable for fulfillment of all the obligations and liabilities imposed herein, and for compliance with all terms and conditions established herein, and in the Purchase and Sale Agreement, whether express or implied.

6.
ASSIGNEE AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS ASSIGNOR, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES AND AFFILIATED OR PARENT COMPANIES FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, CAUSES OF ACTION, DAMAGES, LIENS, PENALTIES, SETTLEMENTS, JUDGMENTS, COSTS AND EXPENSES, INCLUDING ATTORNEY'S FEES AND COURT COSTS, IN ANYWISE ARISING, GROWING OUT OF, ATTRIBUTABLE TO OR RESULTING FROM ASSIGNEE'S OWNERSHIP OR OPERATION OF, OR ACTIVITIES ON THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ALL ASSUMED LIABILITIES AND OTHER CLAIMS FOR DAMAGE TO PROPERTY OR INJURY OR DEATH TO PERSONS, ALL AS MORE FULLY SET FORTH AND DEFINED IN THE ABOVE REFERENCED PURCHASE AND SALE AGREEMENT, REGARDLESS OF THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT OR OTHER FAULT OR RESPONSIBILITY OF SELLER OR ANY OTHER PERSON OR PARTY, AND REGARDLESS OF WHETHER KNOWN OR UNKNOWN, RELATING TO ACTIONS, EVENTS OR CONDITIONS EXISTING OR OCCURRING PRIOR TO OR AFTER THE EFFECTIVE TIME, AND REGARDLESS OF WHETHER ASSERTED UNDER ANY THEORY OF LIABILITY.

7.
This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, assigns, successors and transferees.

8.
This instrument may be signed in any number of counterparts, each of which shall be binding upon the party or parties so signing regardless of whether all parties join herein.

        IN WITNESS WHEREOF, this instrument is executed before the undersigned competent witnesses as of this 31st day of March, 2010, but effective for all purposes as of the Effective Time.

WITNESSES:	ASSIGNOR (Dual Signatures Required):

Macquarie Barnett, LLC

By:
Name: Paul B. Beck Title: Manager

By:
Name: Raymond Weems Title: Manager

WITNESSES:	ASSIGNEE:

Kodiak Oil & Gas (USA) Inc.

By:
Name: Title:

STATE OF TEXAS
COUNTY OF HARRIS

        On this 31st day of March, 2010, before me appeared Paul B. Beck, to me personally known, who, being by me duly sworn, did say that he is Manager of Macquarie Barnett, LLC, a Delaware limited liability company, and that the foregoing instrument was executed on behalf of said limited liability company, and said Appearer acknowledged said instrument to be the free act and deed of said limited liability company.

NOTARY PUBLIC

My commission is for life.

STATE OF
COUNTY OF

        On this 31st day of March, 2010, before me appeared Raymond Weems, to me personally known, who, being by me duly sworn, did say that he is Manager of Macquarie Barnett, LLC, a Delaware limited liability company, and that the foregoing instrument was executed on behalf of said limited liability company, and said Appearer acknowledged said instrument to be the free act and deed of said limited liability company.

NOTARY PUBLIC

My commission is for life.

STATE OF
COUNTY OF

        On this 31st day of March, 2010, before me appeared                                     , to me personally known, who, being by me duly sworn, did say that he is the                                      of Kodiak Oil & Gas (USA) Inc., a Colorado corporation, and that the foregoing instrument was executed on behalf of said corporation by authority of its Board of Directors, and said Appearer acknowledged said instrument to be the free act and deed of said corporation.

NOTARY PUBLIC

My commission expires:

 EXHIBIT "A"

Attached to and made a part of that certain Assignment of Record Title Interest by and between Macquarie Barnett, LLC, as Assignor, and
Kodiak Oil & Gas (USA) Inc., as Assignee, dated March 31, 2010.

Description of Leasehold Interests

QuickLinks

  Exhibit 10.1
PURCHASE AND SALE AGREEMENT
RECITALS
EXHIBIT "A"
EXHIBIT "B"
Form of Assignment
ASSIGNMENT OF OIL AND GAS LEASES
EXHIBIT "A"
Attached to and made a part of that certain Assignment of Record Title Interest by and between Macquarie Barnett, LLC, as Assignor, and Kodiak Oil & Gas (USA) Inc., as Assignee, dated March 31, 2010. Description of Leasehold Interests